ADDENDUM TO LEASE AGREEMENT
                      DATED AS OF OCTOBER 31, 1994, BETWEEN
                        PMG CENTER, INC. ("LANDLORD") AND
                   HOSPITAL STAFFING SERVICES, INC. ("TENANT")
                      PREMISES: 6245 NORTH FEDERAL HIGHWAY,
                         FORT LAUDERDALE, FLORIDA 33308

     Despite any language in the captioned Lease Agreement, Landlord and Tenant have agreed to the following additional terms and provisions, which shall govern in the event of any conflict:

     1. PMG Center, Inc. is a Florida corporation in good standing and successor in interest, as record owner of the premises, to 62nd Street Partners, a Florida general partnership which had previously executed a lease with Tenant dated July 28, 1989 ("Original Lease").

     2. Full and adequate consideration has been given for execution of this Lease Agreement, which replaces the Original Lease, including but not limited to a cash payment of $100,000.00, and other good and valuable consideration, receipt of which is acknowledged by both parties hereto. In addition to Tenant's obligation to pay rent and other payments, Tenant shall pay to Landlord, no later than November 1, 1995, Seven Hundred Thousand Dollars ($700,000) by cash or cashier's check. At the sole option of Tenant, Tenant in lieu of cash may deliver to Landlord shares of its common stock having a current market value of $700,000 to be determined as follows. The valuation shall be made based upon the average closing price of Tenant's shares of common stock on the New York Stock Exchange for the period from October 26 to October 31, 1995 (or based upon the average closing bid price if the shares are traded on NASDAQ or any other exchange) provided that the minimum valuation for the shares shall be $1.00 and a maximum valuation for the shares shall be $3.00. By way of example, if the average closing price shall be $2.00 per share, Tenant shall deliver to Landlord 350,000 shares of its common stock. The shares of common stock to be delivered to Landlord shall be duly issued shares of the Company's authorized but unissued shares of common stock which shares shall be of the same class as are presently publicly traded on the New York Stock Exchange. However, the shares of common stock to be received by Landlord shall not be registered pursuant to federal or state securities laws, such shares being issued pursuant to an exemption therefrom.

     3. Upon execution of this Lease Agreement by Landlord, the Original Lease is, for all purposes, deemed terminated and of no consequence to the parties with respect to Tenant's occupancy of the premises or otherwise, and all incidents of Tenant's occupancy of the premises shall be governed by this Lease Agreement alone.

     4. Tenant's share of common area maintenance costs and real estate taxes shall not in total, exceed $7.50 per square foot at any time.

     5. The rentable square footage for the purpose of calculating base rent, at the rate of $12.00 per square foot, is 7,553 square feet, as set forth in that certain letter agreement dated October 17, 1994 between Landlord and Tenant.

     6. Landlord may not require the change or removal of the current signage at the premises installed by Tenant, and will not unreasonably withhold consent to any change thereof proposed by Tenant, or any successor in interest to Tenant.

     7. Landlord will not, throughout the term hereof so long as Tenant is in compliance with this Lease Agreement, modify current parking assignments, and Tenant's present use of parking spaces shall continue through the duration of the term of this Lease.

     8. "Landlord's Work" shall consist of sealing closed the doorway providing access to the fourth floor from the fifth floor of the building in the demised premises, said work to be accomplished by November 30, 1994, at Landlord's sole cost and expense.

     9. The "service charge" described at Section II, Paragraph 4 shall be no more than one and one-half (1 1/2%) percent per month.

     10. The "common area expenses" described at Section III, Paragraph 1 shall not include a fifteen (15%) percent "administrative cost" component, nor any contribution to "reserves" nor "rateable depreciation" of roof replacement costs or other costs. Additionally excluded shall be any unreasonable costs associated with decorating of the common areas, or promotion or advertising of the building in which the demised premises is a part, as well as public relations, promotion, enhancement, or enlargement of the reputation or business or trade of said building, unless expressly consented to in advance in writing by Tenant.

     11. At Section V, Paragraph 3, the final sentence is deleted in its entirety.

     12. At Section V, Paragraph 5, insert the words "Except for negligence" before the word "Landlord" in the first line of Paragraph 5.

     13. At Section IX, Paragraphs 1 and 2(a), Landlord may only have access to the premises in an emergency, after attempting first to notify Tenant in writing in advance of such access. At other times, inspection shall be limited to a mutually convenient time and date, with Tenant's consent, after written notice from Landlord.

     14. Any repair work to be done by Landlord, alleged to be the obligation of Tenant, shall only be commenced ten days after written notice and demand upon Tenant has been received and Tenant has failed to perform the work; and in all such events, Tenant will only remain liable for the reasonable costs of repair, which shall not include any fifteen (15%) percent "administrative" or other "overhead" costs of Landlord.

     15. Article X is amended to include the additional provision that should Tenant, in its sole discretion, conclude that damage caused by fire or any other casualty has rendered the demised premises unsuitable for Tenant's intended use, then Tenant may elect to terminate this Lease and have no further obligation to Landlord thirty days after written notice of such election to terminate.

     16. With respect to Article XI, Paragraph 2, should any access road to the demised premises be closed or modified by eminent domain or other governmental action, Tenant may elect, upon thirty days advance written notice to terminate this Lease.

     17. With respect to Article XIV, Section 1(a), Tenant shall have five days grace period with respect to any monetary default, and fifteen days grace period with respect to any non-monetary default, after receipt of notice from Landlord within which to cure such alleged default.

     18. Article XV is deleted in its entirety.

     19. Article XVII is deleted in its entirety.

     20. With respect to Article XVIII, Tenant and Landlord represent that no broker has been retained by either party in connection with this transaction and each shall defend, indemnify, and hold harmless the other from the claims of any broker alleging to be representing the indemnifying party.

     21. Should any portion of this Lease Agreement, including but not limited to this Addendum, be declared unenforceable for any reason by a Final Judgment of a court of competent jurisdiction, the remaining portions shall be unaffected and remain obligations between the parties and their successors in interest. Under no circumstance will the Original Lease be "revived" or reinstated.

     22. The Lease Agreement to which this Addendum is attached and made part remains in full force and effect and unaffected except to the extent inconsistent herewith, in which case this Addendum shall govern.

     NOW THEREFORE, the parties have executed this Addendum to Lease Agreement as of October 31, 1994.

Witnesses:                               Landlord:

_____________________________________    PMG CENTER, INC.

_____________________________________    By:____________________________________

                                         Tenant:

_____________________________________    HOSPITAL STAFFING SERVICES, INC.

_____________________________________    By:____________________________________

STATE OF FLORIDA      )
                      )SS:
COUNTY OF BROWARD     )

         The foregoing instrument was acknowledged before me this _____ day of ____________________, 1994 by ______________________________ as
____________________ of PMG CENTER, INC., a ____________________ corporation, on behalf of the corporation. He or she is personally known to me or has produced _________________________ as identification and did/did not take an oath.

                                         Notary Public:

                                         sign___________________________________

                                         print__________________________________
                                              State of Florida at Large (Seal)
                                              My Commission Expires:

STATE OF FLORIDA      )
                      )SS:
COUNTY OF BROWARD     )

         The foregoing instrument was acknowledged before me this _____ day of ____________________, 1994 by ______________________________ as
____________________ of HOSPITAL STAFFING SERVICES, INC., a Florida corporation, on behalf of the corporation. He or she is personally known to me or has produced _________________________ as identification and did/did not take an oath.

                                         Notary Public:

                                         sign___________________________________

                                         print__________________________________
                                              State of Florida at Large (Seal)
                                              My Commission Expires: